UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

Fifth Era Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42539	36-5108801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1093 Boundary Hall
Cricket Square, Grand Cayman
KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 (345) 814-5726

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	FERAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	FERA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of the initial business combination	FERAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Ordinary Shares and Share Rights

On April 16, 2025, Fifth Era Acquisition Corp I (the “Company”) announced that, commencing on April 21, 2025, the holders of the units issued in its initial public offering (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share”), and one right to receive one-tenth (1/10) of one Class A Ordinary Share of the Company upon the consummation of the Company’s initial business combination (the “Share Rights”), may elect to separately trade the Class A Ordinary Shares and the Share Rights included in the Units. Any Units not separated will continue to trade on the Nasdaq Global Market under the symbol “FERAU.” The Class A Ordinary Shares and the Share Rights are expected to trade on the Nasdaq Global Market under the symbols “FERA” and “FERAR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Share Rights.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 16, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH ERA ACQUISITION CORP I

Date: April 16, 2025	By:	/s/ Mitchell Mechigian
Name: Mitchell Mechigian
Title: Chief Executive Officer

2